As filed with the Securities and Exchange Commission on April 19, 1996.
                                         Registration No. 333-_____________

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                  FORM S-3
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                    FREEPORT MCMORAN COPPER & GOLD INC.
                         FCX FINANCE COMPANY B.V.
        (Exact name  of  each registrant as specified  in its charter)

       Delaware               1615 Poydras Street           74-2480931
    The Netherlands       New  Orleans, Louisiana 70112    Not Applicable
    (State or other              (504) 582-4000            (I.R.S. Employer
    jurisdiction of      (Address, including zip code,     Identification
    incorporation or      and telephone number, including      Nos.)
    organization)         area code, of the Registrants'
                            principal executive offices)



                               Henry A. Miller, Esq.
                         Freeport-McMoRan  Copper & Gold Inc.
                           Vice President and General Counsel
                                1615 Poydras Street
                            New  Orleans,  Louisiana 70112
                                   (504) 582-4000
            (Name,  address, including zip code, and telephone number, including  area  code,  of agent for service of each Registrant)


                                Copies to:

                           William  B.  Masters, Esq.
                     Jones, Walker, Waechter, Poitevent,
                             Carrere & Denegre, L.L.P.
                           201 St. Charles Avenue
                         New  Orleans,  Louisiana 70170


     Approximate  date of commencement of proposed  sale  to the public:
  From time to time after this Registration Statement becomes effective.



                        If   the   only   securities   being
  registered  on  this  Form  are  being offered pursuant to
  dividend  or  interest  reinvestment   plans,   check  the
  following box.  __

                        If   any  of  the  securities  being
  registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

                        If  this  Form  is filed to register
  additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __

                        If  this  Form  is  a post-effective
  amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __

                        If  delivery  of  the  prospectus is
  expected to be made pursuant to Rule 434, please check the following box. X

                     ______________________________________

                         CALCULATION OF REGISTRATION FEE

_______________________________________________________________________________________________________
                                                               Proposed       Proposed
                                                               maximum        maximum     Amount of
           Title of each class of            Amount to be      offering      aggregate   registration
        securities to be registered         registered<F1>       price         offering       fee
                                                                 per          price<F3>
                                                              unit<F2><F3>
=======================================================================================================

   Debt Securities<F4>                        $750,000,000        100%       $750,000,000   $258,621
   Preferred Stock, par value $0.10 per
   share<F5>                                       --              --             --           --
   Guarantees<F6>                                  --              --             --           --
   Warrants<F7>                                    --              --             --           --
   Depositary Shares<F8>                           --              --             --           --
========================================================================================================
                                         (facing sheet continued on following page)

<F1>  In U.S. dollars or the equivalent thereof  in  one  or more foreign currencies or currency units or composite currencies, including the European Currency Unit.
<F2>  The  proposed maximum initial offering price per unit
      will  be   determined,  from  time  to  time,  by  the
      Registrants.
<F3>  Estimated solely  for  the  purpose of calculating the registration fee pursuant to Rule 457. No separate consideration will be received for Preferred Stock or Depositary Shares that are issued upon conversion of Debt Securities or Preferred Stock or the exercise of the Warrants registered hereby.
<F4>  Subject to Footnote  (3),  there  are being registered hereunder an indeterminate principal amount of Debt Securities as may be sold from time to time by each of the Registrants. If any such Debt Securities are issued at an original issue discount, then the principal amount shall be in such greater amount as shall result in an aggregate initial offering price of up to $750,000,000.
<F5>  Subject to Footnote  (3),  there  are being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold from time to time by Freeport-McMoRan Copper & Gold Inc. There are also being registered hereunder an indeterminate number of shares of Preferred Stock as may be issuable upon the conversion of the Debt Securities or Preferred Stock or the exercise of the Warrants registered hereby.
<F6>  Each of the Debt  Securities  issued  by  FCX  Finance
      Company B.V. will be accompanied by a Guarantee to be issued by Freeport-McMoRan Copper & Gold Inc. None of the proceeds from the sale of such Debt Securities will be received by Freeport-McMoRan Copper & Gold Inc. for the Guarantees. No separate registration fee is required for the Guarantees in accordance with Rule 457(n).
<F7>  Subject   to   Footnote  (3),  there  are  also  being
      registered hereunder an indeterminate number of Warrants as may be sold from time to time by Freeport-McMoRan Cooper & Gold Inc. There are also being registered hereunder an indeterminate number of shares of Preferred Stock and Debt Securities as may be issuable upon the exercise of the Warrants registered hereby.
<F8>  Subject to  Footnote  (3),  there are being registered such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event Freeport-McMoRan Copper & Gold Inc. elects to offer fractional interests in shares of Preferred Stock registered hereunder, the Depositary Receipts will be distributed to those persons acquiring such fractional interests and the shares of Preferred Stock will be issued to the Depositary under the Deposit Agreement.

                               ____________________

      The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
  Section 8(a), may determine.

The information contained herein is subject to completion or amendment.
A Registration Statement relating to the securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                     SUBJECT TO COMPLETION, dated April 19, 1996

          PROSPECTUS

                                $750,000,000

                Freeport-McMoRan Copper & Gold Inc.

                              Debt Securities
                                 Guarantees
                              Preferred Stock
                                  Warrants

                          FCX Finance Company B.V.

                        Guaranteed Debt Securities

         Freeport-McMoRan Copper & Gold Inc. (the "Company" or "FCX") may offer and issue from time to time, together or separately, in one or more series (i) Debt Securities, which may be either senior debt securities ("Senior Securities"), senior subordinated debt securities ("Senior Subordinated Securities") or subordinated debt securities ("Subordinated Securities"), consisting of debentures, notes, bonds and/or other unsecured evidences of indebtedness, (ii) unconditional and irrevocable guarantees ("Guarantees") of Debt Securities issued by FCX Finance Company B.V. ("FCX Finance"), a wholly-owned subsidiary of FCX, (iii) shares of the Company's Preferred Stock, par value $0.10 per share ("Preferred Stock"), and (iv) Warrants ("Warrants") to purchase Debt Securities or Preferred Stock. FCX Finance may offer and issue from time to time Senior Securities, Senior Subordinated Securities and Subordinated Securities guaranteed, in each case, as to principal, interest, premium, if any, and additional amounts, if any, by FCX, consisting of debentures, notes, bonds and/or other unsecured evidences of indebtedness in one or more series (the "Guaranteed Debt Securities" and together with the Debt Securities that may be issued by FCX, the "Debt Securities"). The foregoing securities are collectively referred to as the "Securities." The Securities will be offered at an aggregate initial offering price not to exceed U.S. $750,000,000 (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies, currency units or composite currencies as shall be designated by FCX or FCX Finance, as the case may be) at prices and on terms to be determined at the time of sale.

      The accompanying Prospectus Supplement sets forth with regard to the particular Securities in respect of which this Prospectus is being delivered: (i) in the case of Debt Securities, the title, aggregate principal amount, denominations (which may be in United States dollars or in any other currency, currencies or currency unit, including the European Currency Unit), maturity, interest rate, if any (which may be fixed or variable), or method of calculation thereof, and time of payment of any interest, premium and additional amounts, if any, any terms for redemption at the option of the Company (or, in the case of Guaranteed Debt Securities issued by FCX Finance, at the option of FCX Finance) or the holder, any terms for sinking fund payments, any conversion or exchange rights, any listing on a securities exchange and the initial public offering price and any other terms in connection with the offering and sale of such Debt Securities; (ii) in the case of Preferred Stock, the designation, aggregate principal amount, stated value and liquidation preference per share, initial public offering price, dividend rate (or method of calculation), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provisions, conversion or exchange rights, whether the Company has elected to offer the Preferred Stock in the form of depositary shares, any listing of the Preferred Stock on a securities exchange and any other terms in connection with the offering and sale of such Preferred Stock; and (iii) in the case of Warrants, the number and terms thereof, the designation and the number of Securities issuable upon their exercise, the exercise price, any listing of the Warrants or the underlying Securities on a securities exchange and any other terms in connection with the offering, sale and exercise of the Warrants. The Prospectus Supplement will also contain information, as applicable, about certain United States federal income tax considerations relating to the Securities in respect of which this Prospectus is being delivered.

      The Senior Securities of FCX and FCX Finance will rank equally with all other unsubordinated and unsecured indebtedness of the Company. The Senior Subordinated Securities of FCX and FCX Finance will be subordinated to all existing and future Senior Indebtedness (as defined) of the Company, and senior to all existing and future Subordinated Indebtedness (as defined) of the Company. The Subordinated Securities of FCX and FCX Finance will be subordinated to all existing and future Senior Indebtedness and Senior Subordinated Indebtedness of the Company. All or a portion of any Debt Securities may be issued in permanent global form.

      The Company and FCX Finance may sell Securities to or through one or more underwriters, dealers or agents or to other purchasers. The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, the principal amounts, if any, to be purchased by any underwriters, dealers or sold through any agents and the compensation, if any, of such underwriters or agents. See "Plan of Distribution."

      This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

      PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 5.

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                              SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  PASSED  UPON
      THE   ACCURACY   OR   ADEQUACY   OF   THIS   PROSPECTUS.   ANY
           REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            , 1996



        No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus or in the Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by FCX, FCX Finance or any underwriter, agent or dealer. This Prospectus and the accompanying Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any Securities other than the Securities to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer to or solicitation would be unlawful. Neither the delivery of this Prospectus nor the accompanying Prospectus Supplement, nor any sale made thereunder shall, under any circumstances, create the implication that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to their respective dates.


                           AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., 20549, and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661 and at Seven World Trade Center, 13th Floor, New York, New York, 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549, at prescribed rates. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange ("NYSE") at 20 Broad Street, New York, New York, 10005.

      FCX Finance is a wholly-owned subsidiary of the Company. It currently is not independently subject to the information requirements of the Exchange Act. FCX Finance has applied for a conditional exemption pursuant to Section 12(h) of the Exchange Act from the informational requirements of the Exchange Act and anticipates that no independent reports concerning FCX Finance will be sent to holders of Guaranteed Debt Securities issued by FCX Finance.

      The Company  and  FCX  Finance  have  filed  a  joint registration statement on Form S-3 (herein, together with all amendments and exhibits referred to as the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the
   "Securities Act"), pertaining to the Securities covered by this Prospectus. This Prospectus, filed as a part of the Registration Statement, does not contain all the information set forth in the Registration Statement or the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document filed as an exhibit to the Registration Statement are summaries of the terms of such contracts, agreements or documents. Reference is made to each such exhibit for a more complete description of the matters involved, and such statements shall be deemed qualified in their entirety by such reference.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No 1-9916), which has been filed by the Company with the Commission pursuant to the Exchange Act, is by this reference incorporated in and made a part of this Prospectus.

      All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference herein and to be part of this Prospectus from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other document subsequently filed which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, upon a written or oral request, a copy of any or all of the documents that are incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Freeport-McMoRan Copper & Gold Inc., Attention: Secretary, 1615 Poydras Street, New Orleans, Louisiana, 70112 (Telephone: (504) 582-4000).


                      ENFORCEMENT OF CIVIL LIABILITIES

      FCX Finance is a private company with limited liability incorporated in The Kingdom of the Netherlands. Substantially all of its assets are located outside the United States. FCX Finance has been advised by its legal counsel in the Netherlands, Wouters Advocaten, that there is no treaty between the United States and the Netherlands for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Therefore, final judgments for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would not be directly enforceable in the Netherlands. In order to enforce in the Netherlands any United States judgment obtained against FCX Finance, proceedings must be initiated before a court of competent jurisdiction in the Netherlands. A Netherlands court will, under current practice, normally issue a judgment based upon the judgment rendered by the United States court if it finds that (i) the United States court had jurisdiction over the original proceedings,
   (ii) the judgment was obtained in compliance with principles of due process, (iii) the judgment is final and conclusive such that all appeals have been exhausted and (iv) the judgment does not contravene the public policy or public order of the Netherlands. Based on the foregoing, there can be no assurance that the United States investors will be able to enforce against FCX Finance, certain members of the Board of Directors of FCX Finance or certain experts named herein who are residents of the Netherlands or countries other than the United States any judgment in civil and commercial matters, including judgments under the federal securities laws. FCX Finance has been advised by such counsel that, under certain circumstances, a Netherlands court might impose civil liability on FCX Finance or on members of the Board of Directors of FCX Finance in an original action predicated solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in the Netherlands against the Issuer or such members.

      FCX,  the guarantor  of  any  Guaranteed  Debt  Securities,  is  a
   Delaware corporation with its principal executive offices in the United States. Accordingly, process may be served and judgments enforced against FCX in the United States, including judgments predicated upon the civil liabilities provisions of the federal securities laws of the United States.

                                THE COMPANY

      Freeport-McMoRan Copper & Gold Inc., a Delaware corporation ("FCX" or the "Company"), is one of the world's largest copper and gold companies in terms of reserves and production, and believes that it has one of the lowest cost copper producing operations in the world, taking into account customary credits for related gold and silver production.

      FCX's principal operating subsidiary is P.T. Freeport Indonesia Company, a limited liability company organized under the laws of the Republic of Indonesia and domesticated in Delaware ("PT-FI"). PT-FI engages in the exploration for and development, mining and processing of copper, gold and silver in Irian Jaya, Indonesia pursuant to an agreement (a "COW" or "Contract of Work") with the Government of the Republic of Indonesia (the "Indonesian Government") and in the worldwide marketing of concentrates containing such metals. PT-FI's largest mine, Grasberg, was discovered in 1988 and contains the largest single gold reserve and one of the three largest open-pit copper reserves in the world.

      Through P.T. IRJA Eastern Minerals Corporation ("Eastern Mining"), FCX holds an additional COW in Irian Jaya. Eastern Mining was formed in 1994 for the purpose of acquiring, holding and developing the Eastern Mining COW.

      FCX is also engaged in the smelting and refining of copper concentrates in Spain through its indirect, wholly-owned subsidiary, Rio Tinto Minera, S.A.

      The Company's principal executive offices are located at 1615 Poydras Street, New Orleans, Louisiana, 70112 and its telephone number is (504) 582-4000.


                                FCX FINANCE

      FCX Finance Company B.V. ("FCX Finance") is a wholly-owned subsidiary of FCX organized as a private company with limited liability under the laws of the Netherlands on March 4, 1996. FCX Finance was established for the purpose of issuing the Guaranteed Debt Securities and other debt securities guaranteed by FCX and lending the net proceeds thereof to FCX and its other subsidiaries. FCX Finance will be restricted from issuing any capital stock to any person other than FCX and its wholly-owned subsidiaries. FCX Finance will not lease or own any material facilities or other property or engage in any other material operations. FCX Finance's principal office is c/o ABN AMRO Trust Company (Nederland) B.V. Coolsingel 139,3000 DG, Rotterdam, The Netherlands, and its telephone number of 011-31-10-402-4323.


                                RISK FACTORS

      An investment in any Securities involves certain risks. Accordingly, prospective investors should consider carefully the following factors, in addition to the other information concerning the Company and its business contained in this Prospectus, and any accompanying Prospectus Supplement, before purchasing any of the Securities offered hereby.

   Prices of Minerals

      Because FCX's revenues are derived primarily from the sale of concentrates containing copper and gold, FCX's earnings are directly related to market prices for copper and gold. Prices for such minerals historically have fluctuated widely and are affected by numerous factors beyond FCX's control.

   Location and Industry Risks

      PT-FI's mining operations are located in steeply mountainous terrain in a very remote area of Indonesia, which makes the conduct of its operations difficult and has required PT-FI to overcome special engineering difficulties and develop extensive infrastructure facilities. The area is subject to considerable rainfall, which has led to periodic floods and mud slides. The mine site is also in an active seismic area, and earth tremors have been experienced from time to time. None of these factors has caused personal injury to PT-FI employees or significant property damage not covered by insurance or any significant interruptions to production, although no assurance can be given that delays, injury or damage will not occur in the future. PT-FI also is subject to the usual risks encountered in the mining industry, including unexpected geological conditions resulting in cave-ins, floodings and rock-bursts and unexpected changes in rock stability conditions. PT-FI has substantial insurance involving such amounts and types of coverage as it believes are appropriate for its exploration, development, mining and processing activities in Indonesia.

   Political Factors

      Maintaining a good relationship with the Indonesian Government is of particular importance to the Company because its principal operations are located in Indonesia. PT-FI's mining complex was Indonesia's first copper mining project and was the first major foreign investment in Indonesia following the economic development program instituted by the Suharto administration in 1967. PT-FI works closely with the central, provincial and local governments in development efforts in the vicinity of its operations. The Company operates in Indonesia through PT-FI by virtue of the PT-FI COW and through Eastern Mining by virtue of the Eastern Mining COW, both of which have 30-year terms, provide for two 10-year extensions under certain conditions, and govern PT-FI's and Eastern Mining's rights and obligations relating to taxes, exchange controls, repatriation and other matters. Both COWs were concluded pursuant to the 1967 Foreign Capital Investment Law, which expresses Indonesia's foreign investment policy and provides basic guarantees of remittance rights and protection against nationalization, a framework for economic incentives and basic rules regarding other rights and obligations of foreign investors.

      PT-FI's mining operations are located in the Indonesian province of Irian Jaya, which occupies the western half of the island of New Guinea and became part of Indonesia during the early 1960s. The area surrounding PT-FI's mining development is sparsely populated by primitive indigenous tribes and former residents of more populous areas of Indonesia, some of whom have resettled in Irian Jaya under the Indonesian Government's transmigration program. Certain members of the indigenous population oppose Indonesian rule over Irian Jaya, and several small separatist groups seek political independence for the province. Sporadic attacks on civilians by the separatists and sporadic but highly publicized conflicts between separatists and the Indonesian military have led to allegations of human rights violations. PT-FI personnel have not been involved in those conflicts. The Indonesian military occasionally has exercised its right to appropriate transportation and other equipment of PT-FI.
      PT-FI's policy has been to operate in Irian Jaya in compliance with all Indonesian laws and in a manner that improves the lives of the indigenous population. PT-FI incurs significant costs associated with its social and cultural activities. Such activities include comprehensive job training programs, basic education programs, extensive malaria control and general public health programs, agricultural assistance programs, a business incubator program to encourage the local people to establish their own small scale businesses, cultural preservation programs, and charitable donations.

      Following civil disturbances in the mining town of Tembagapura and the lowlands town of Timika in early 1996 and as a result of subsequent meetings with tribal leaders, the Company, in cooperation with the Indonesian Government, agreed to redistribute and refocus its community development programs by dedicating 1% of PT-FI's revenues over the next ten years to fund these efforts and, among other things, to increase the number of local Irianese in its work force. The Indonesian Government agreed as part of its development efforts in Irian Jaya to create an integrated development plan calling for the participation of the local indigenous tribes in creating and developing the community development projects funded by the Company. While management believes that its efforts to be responsive to the issues relating to the impact of its operations on the local indigenous tribes should ensure that mining operations will not be disrupted, social and political instability in the area may, in the future, have an adverse impact on PT-FI's mining operations.

   Reserves

      FCX reserve amounts, which are determined in accordance with established mining industry practices and standards, are estimates only. PT-FI's mines in production or development may not conform to geological or other expectations, so that the volume and grade of reserves recovered and the rates of production may be more or less than anticipated. Because ore bodies do not contain uniform grades of minerals, ore recovery rates will vary from time to time, resulting in variations in volumes of minerals sold from period to period. Further, market price fluctuations in copper, gold and, to a lesser extent, silver, and changes in operating and capital costs may render certain ore reserves uneconomic to develop. No assurance can be given that FCX's exploration programs will result in the discovery of commercially exploitable mineral deposits.

   Environmental and Government Regulation

      The Company's exploration and mining activities in Irian Jaya involve significant engineering and environmental challenges that relate primarily to the location of the mine in remote, rugged highlands and the disposition of tailings through discharge into a river that deposits them in a controlled deposition area near the sea. The Company has sought to preserve and protect the environment in its area of operations.

      The Company has expended significant resources, both financial and managerial, to comply with environmental regulations and permitting and approval requirements and anticipates that it will continue to do so in the future. There can be no assurance that additional significant costs and liabilities will not be incurred to comply with such current and future regulations.

   Holding Company Structure

      Because FCX is primarily a holding company, conducting business through its subsidiaries, its ability to meet its obligations under the Debt Securities, the Guarantees and its other indebtedness and to pay dividends on its Preferred Stock and Common Stock will depend on the earnings and cash flow of its subsidiaries and the ability of its subsidiaries to pay dividends and to advance funds to the Company. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of PT-FI and the Company's other subsidiaries, could limit the Company's ability to obtain cash from its subsidiaries for the purpose of meeting its debt service obligations, including the payment of principal and interest on any Debt Securities. Any right of the Company to participate in any distribution of the assets of PT-FI and its other subsidiaries upon the liquidation, reorganization or insolvency thereof would, with certain exceptions, be subject to the claims of creditors (including trade creditors) and preferred stockholders (if any) of such subsidiaries.


                              USE OF PROCEEDS

      Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, including the repayment of existing indebtedness, capital expenditures and additions to working capital. The Company anticipates that it and its subsidiaries will raise additional funds from time to time through equity or debt financings, including borrowings under its revolving credit facilities, to finance their businesses.


                     RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to fixed charges, preferred stock dividends and minimum distributions of the Company and its consolidated subsidiaries for the periods indicated.


                                         Years Ended December 31, 1991
                                         ______________________________
                                         1991  1992  1993   1994   1995
                                         _____ ____  _____  _____  _____
   Ratio of earnings to fixed charges     4.5x 6.5x   3.6x  7.5x   6.0x
   Ratio of earnings to fixed charges,
     preferred stock dividends and minimum
     distributions (unaudited)            3.3x 3.5x   1.2x  2.1x   3.0x


      For purposes of calculating the ratios, "earnings" consist of income from continuing operations before income taxes, minority interest and fixed charges and "fixed charges" consist of interest and that portion of rent which is deemed representative of interest. For purposes of calculating the ratio of earnings to fixed charges, preferred stock dividends and minimum distributions, the preferred stock dividend requirements were assumed to be equal to the pretax earnings which would be required to cover such dividend requirements. The amount of such pretax earnings required to cover preferred stock dividends was computed using tax rates for the applicable year.
   "Minimum distributions" for purposes of calculating this ratio consist of required minimum distributions for the Company's Class A Common Stock that expired May 1, 1993.


                                                 -3-
               DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

      Debt Securities may be issued from time to time in one or more series by FCX or by FCX Finance. In the event that any series of Guaranteed Debt Securities is issued by FCX Finance, such Guaranteed Debt Securities will be offered together with unconditional and irrevocable guarantees issued by FCX (the "Guarantees"). In the following description, references to the Issuer refer to FCX, in the case of a series of Debt Securities issued by FCX, and to FCX and FCX Finance, in the case of a series of Debt Securities issued by FCX Finance.

      The Debt Securities will constitute either indebtedness designated as Senior Indebtedness ("Senior Securities"), indebtedness designated as Senior Subordinated Indebtedness ("Senior Subordinated Securities") or indebtedness designated as Subordinated Indebtedness ("Subordinated Securities"). The particular terms of each series of Securities offered by a particular Prospectus Supplement and, if such Debt Securities are offered by FCX Finance, the particular terms of the Guarantees offered in connection therewith, will be described in such Prospectus Supplement or Prospectus Supplements relating to such series. Senior Securities, Senior Subordinated Securities and Subordinated Securities will each be issued under separate indentures (individually an "Indenture" and collectively the "Indentures") to be entered into prior to the issuance of such Debt Securities, forms of which Indentures are filed as exhibits to this Registration Statement. The Indentures will be substantially identical, except for provisions relating to subordination and the Guarantees. Information regarding the Trustee under an Indenture will be included in any Prospectus Supplement relating to the Debt Securities issued thereunder. The following discussion includes a summary description of all material terms of the Indentures, other than terms which are specific to a particular series of Debt Securities and which will be described in the Prospectus Supplement relating to such series. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures, including the definitions therein of certain terms capitalized in this Prospectus. Wherever particular Sections or Articles or defined terms of the Indentures are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated herein or therein by reference.

      Other than to the extent applicable to the Debt Securities of a particular series, as indicated in the applicable Prospectus Supplement, there are no provisions of the Indentures that limit the amount of indebtedness that may be issued or incurred by the Issuer or any subsidiary, that restrict the Issuer's or any subsidiary's ability to incur secured indebtedness, that restrict FCX's ability to pay dividends or make other distributions, nor do the Indentures contain provisions that would afford holders of the Debt Securities protection in the event of a change in control, highly leveraged transaction, recapitalization or similar transaction involving FCX, any of which could adversely affect the holders of the Debt Securities.

   General

      The Indentures do not limit the aggregate amount of Debt Securities which may be issued thereunder, and Debt Securities may be issued thereunder from time to time in separate series up to the aggregate amount from time to time authorized by the Issuer for each series. Debt Securities of a series may be issued in registered form without coupons ("Registered Debt Securities"), in bearer form with or without coupons attached ("Bearer Debt Securities") or in the form of one or more Global Securities in registered or bearer form (each, a "Global Security"). Bearer Debt Securities, if any, will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions. The Senior Securities will be unsecured and unsubordinated obligations of the Issuer and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Issuer. The Senior Subordinated Securities and the Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness (as defined) of the
   Issuer, as described below under "Subordination of Senior Subordinated Securities, Subordinated Securities and Guarantees" and in a Prospectus Supplement applicable to an offering of Senior Subordinated Securities or Subordinated Securities.
      Any Debt Security issued by FCX Finance will be unconditionally and irrevocably guaranteed by FCX as to payment of principal, premium and additional amounts, if any, and interest.

      The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the series of Debt Securities in respect of which this Prospectus is being delivered: (a) the Issuer (which may be either the Company or FCX Finance) and title of such Debt Securities; (b) any limit on the aggregate principal amount of such Debt Securities; (c) whether such Debt Securities will be issued as Registered Debt Securities, Bearer Debt Securities or any combination thereof, and any limitation on issuance of such Bearer Debt Securities and any provisions regarding the transfer or exchange of such Bearer Debt Securities, including exchange for Registered Debt Securities of the same series; (d) whether any of such Debt Securities are to be issuable as a Global Security, whether such Global Securities are to be issued in temporary global form or permanent global form, and, if so, the terms and conditions, if any, upon which interests in such Securities in global form may be exchanged, in whole or in part, for the individual Debt Securities represented thereby; (e) the person to whom any interest on any Debt Security of the series shall be payable if other than the person in whose name the Debt Security is registered on the record date; (f) the date or dates on which such Debt Securities will mature; (g) the rate or rates of interest, if any, or the method of calculation thereof, which such Debt Securities will bear; (h) the date or dates from which any such interest will accrue, the interest payment dates on which any such interest on such Debt Securities will be payable and the record date for any interest payable on any interest payment date; (i) the place or places where the principal of, interest, premium and additional amounts (if any) on such Debt Securities will be payable; (j) the period or periods within which, the events upon the occurrence of which, and the price or prices at which, such Debt Securities may, pursuant to any optional or mandatory provisions, be redeemed or purchased, in whole or in part, by the Issuer and any terms and conditions relevant thereto; (k) the power or obligation of the Issuer, if any, to redeem or repurchase such Debt Securities; (l) the denominations in which any such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (m) the currency, currencies or currency unit or units of payment of principal of and any premium, additional amounts (if any) and interest on such Debt Securities if other than U.S. dollars; (n) any index or formula used to determine the amount of payments of principal of and any premium, additional amounts and interest on such Debt Securities; (o) if the principal of or any premium or interest on such Debt Securities is to be payable, at the election of the Issuer or a Holder thereof, in one or more currencies or currency units other than that or those in which such Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on Debt Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made; (p) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities of the series which will be payable upon declaration of the acceleration of the maturity thereof; (q) the applicability of any provisions described under "Certain Covenants of the Issuer" and any additional restrictive covenants (including any defined terms relating thereto) included for the benefit of the holders of such Debt Securities; (r) the applicability of, deletions from, modifications of or additions to any provisions described under "Events of Default" (including any defined terms relating thereto) and any additional Events of Default with respect to the Debt Securities; (s) the applicability of any provisions described under "Defeasance"; and (t) any other terms of such Debt Securities not inconsistent with the provisions of the respective Indentures.

      Debt Securities may be issued at a discount from their principal amount. Any United States federal income tax considerations and other special considerations applicable to any such Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

      If the purchase price of any of the Debt Securities is denominated in a foreign currency or currencies or a foreign currency unit or units or if the principal of and any premium and interest on any series of Debt Securities is payable in a foreign currency or currencies or a foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the applicable Prospectus Supplement.

      Debt Securities may be presented for exchange and registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the applicable Indenture. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture. Bearer Debt Securities and the coupons, if any, appertaining thereto will be transferable by delivery.

      Unless otherwise set forth in the applicable Prospectus Supplement, Debt Securities may bear interest at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant Prospectus Supplement.

      Debt Securities may be issued from time to time with payment terms which are calculated by reference to the value, rate or price of one or more commodities, currencies or indices. Holders of such Debt Securities may receive a principal amount (including premium, if any) on any principal payment date,or a payment of interest on any interest payment date, that is greater than or less than the amount of principal (including premium, if any) or interest otherwise payable on such dates, depending upon the value, rate or price on the applicable dates of the applicable currency, commodity or index. Information as to the methods for determining the amount of principal, premium (if any) or interest payable on any date, the currencies, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

   Guarantees

      The Company will unconditionally and irrevocably guarantee, on a senior, senior subordinated or subordinated basis, the due and punctual payment of principal of, premium and additional amounts, if any, and interest on any Debt Securities that are issued by FCX Finance, and the due and punctual payment of any sinking fund payments thereon, when and as the same shall become due and payable, whether at the maturity date, by declaration of acceleration, call for redemption or otherwise. See "Subordination of Senior Subordinated Securities, Subordinated Securities and Guarantees."

   Senior Debt

      The Senior Securities will rank pari passu with all other unsecured and unsubordinated debt of the Issuer and senior to any Subordinated Debt Securities and Subordinated Securities.

   Subordination   of   Senior  Subordinated  Securities,   Subordinated
   Securities and Guarantees

      The indebtedness evidenced by the Senior Subordinated Securities and the Subordinated Securities will be subordinated and junior in right of payment to the extent set forth in the respective Indenture to the prior payment in full of amounts then due on all Senior Indebtedness (as defined below). No payment shall be made by the Issuer on account of principal of (or premium or additional amounts, if any) or interest on the Senior Subordinated Securities or the Subordinated Securities or on account of the purchase or other acquisition of Senior Subordinated Securities or the Subordinated Securities, if the maturity of any of the Senior Subordinated Securities or the Subordinated Securities shall have been accelerated, until all amounts due have been paid on all outstanding Senior Indebtedness, or if there shall have occurred and be continuing (a) a default in the payment of principal (or premium or additional amounts, if any) or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, or any event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity of such Senior Indebtedness, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled or (b) any such default in payment or event of default shall be the subject of a judicial proceeding. By reason of these provisions in the event of default of any Senior Indebtedness, whether now outstanding or hereafter issued, payments of principal of (and premium, if any) and interest on the Senior Subordinated Securities or the Subordinated Securities may not be permitted to be made until such default is cured or such Senior Indebtedness is paid in full.

      Upon any distribution of assets of the Issuer upon any receivership, dissolution, winding-up, liquidation, reorganization or similar proceedings of the Issuer, whether voluntary or involuntary, or in bankruptcy or insolvency, all principal of (and premium and additional amounts, if any) and interest due upon all Senior Indebtedness must be paid in full before the Holders of the Senior Subordinated Securities and the Subordinated Securities or the Trustee is entitled to receive or retain any assets so distributed in respect of the Senior Subordinated Securities or the Subordinated Securities. By reason of this provision, in the event of insolvency, Holders of the Senior Subordinated Securities and the Subordinated Securities may recover less, ratably, than other creditors of the Issuer, including holders of Senior Indebtedness.

      "Senior Indebtedness" means, when used with respect to any series of Senior Subordinated Securities or Subordinated Securities, the principal of (and premium, if any) and interest on (a) all indebtedness of the Issuer (including indebtedness of others guaranteed by the Issuer) other than the Subordinated Securities which is (i) for money borrowed or (ii) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind, (b) obligations of the Issuer as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, and (c) amendments, renewals, extensions, modifications and refunding of any such indebtedness or obligation, in any such case whether outstanding on the date of the Senior Subordinated
   Indenture or the Subordinated Indenture or thereafter created, incurred or assumed, except that, with respect to the Senior
   Subordinated Securities, any particular indebtedness, obligation, liability, guaranty, assumption, deferral, renewal, extension or refunding shall not constitute "Senior Indebtedness" if it is expressly stated in the governing terms, or in the assumption or guarantee, thereof that the indebtedness involved is not senior in right of payment to the Senior Subordinated Securities or that such indebtedness is pari passu with or junior to the Senior Subordinated Securities and, with respect to Subordinated Securities, any particular indebtedness, obligation, liability, guaranty, assumption, deferral, renewal, extension or refunding shall not constitute "Senior Indebtedness" if it is expressly stated in the governing terms, or in the assumption or guarantee, thereof that the indebtedness involved is not senior in right of payment to the Subordinated Securities or that such indebtedness is pari passu with or junior to the Subordinated Securities. As of March 31, 1996, the amount of Senior Indebtedness of the Company was approximately $1.1 billion. FCX Finance has no indebtedness at the date of this Prospectus.

      If this Prospectus is being delivered in connection with a series of Senior Subordinated Securities or Subordinated Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the Issuer's most recent fiscal quarter.

      In the event that Senior Subordinated Securities or Subordinated Securities are issued by FCX Finance, the related Guarantees issued by the Company will be subordinate and junior in right of payment to Senior Indebtedness of the Company on substantially the same terms and conditions as the obligations of FCX Finance under the Senior Subordinated Securities or the Subordinated Securities, as the case may be, will be subordinate and junior in right of payment to Senior Indebtedness. Accordingly, in the event of insolvency of the Company, holders of Senior Securities of FCX Finance and the related Guarantees may recover less, ratably, than other creditors of the Company, including holders of Senior Securities of FCX and the Guarantees related thereto.

   Form, Exchange, Registration, Conversion, Transfer and Payment

      Debt Securities are issuable in definitive form as Registered Debt Securities, as Bearer Debt Securities or both. Unless otherwise indicated in an applicable Prospectus Supplement, Bearer Debt Securities will have interest coupons attached. Debt Securities are also issuable in temporary or permanent global form.

      Registered Debt Securities of any series will be exchangeable for other Registered Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, with respect to any series of Bearer Debt Securities, at the option of the holder, subject to the terms of the Indenture, such Bearer Debt Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) will be exchangeable into Registered Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Debt Securities surrendered in exchange for Registered Debt Securities between a record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest accrued as of such date will not be payable in respect of the Registered Debt Security issued in exchange for such Bearer Debt Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture.

      Debt Securities may be presented for exchange as provided above, and Registered Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office or agency of the Issuer maintained for such purposes and at any other office or agency maintained for such purpose with respect to any series of Debt Securities and referred to in the applicable Prospectus Supplement, without a service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Issuer or its agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Bearer Debt Securities may only be presented for exchange at an office or agency of the Issuer (or any other office or agency maintained for such purpose) located outside the United States and referred to in the applicable Prospectus Supplement.

      In the event of any redemption in part, the Issuer shall not be required to (a) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days prior to the selection of Debt Securities of that series for redemption and ending on the close of business on (i) if Debt Securities of the series are issued only as Registered Debt Securities, the day of mailing of the relevant notice of redemption and (ii) if Debt Securities of the series are issued as Bearer Debt Securities, the day of the first publication of the relevant notice of redemption except that, if Securities of the series are also issued as Registered Debt Securities and there is no publication, the day of mailing of the relevant notice of redemption; (b) register the transfer of or exchange any Registered Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Debt Security being redeemed in part; or (c) exchange any Bearer Debt Security called for redemption, except to exchange such Bearer Debt Security for a Registered Debt Security of that series and like tenor which is simultaneously surrendered for redemption.

   Payment and Paying Agents

      Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and any premium) and interest on Bearer Debt Securities will be payable, subject to any applicable laws and regulations, in the designated currency or currency unit, at the offices of such Paying Agents ("Paying Agents") outside the United States as the Issuer may designate from time to time, at the option of the holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States; provided, however, that the written certification described above under "Form, Exchange, Registration and Transfer" has been delivered prior to the first actual payment of interest. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on Bearer Debt Securities on any interest payment date will be made only against surrender to the Paying Agent of the coupon relating to such interest payment date. No payment with respect to any Bearer Debt Security will be made at any office or agency of the Issuer in the United States or by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States, nor shall any payments be made in respect of Bearer Debt Securities upon presentation to the Issuer or its designated Paying Agents within the United States. Notwithstanding the foregoing, payments of principal of (and any premium) and interest on Bearer Debt Securities denominated and payable in U.S. dollars will be made at the office of the Issuer's Paying Agent in the United States, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

      Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and any premium) and interest on Registered Debt Securities will be made in the designated currency or currency unit at the office of such Paying Agent or Paying Agents as the Issuer may designate from time to time, except that at the option of the Issuer payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear on records of the Security Registrar. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Debt Securities will be made to the person in whose name such Registered Debt Security is registered at the close of business on the record date for such interest.

      Unless otherwise indicated in the applicable Prospectus Supplement, the Corporate Trust Office of the Trustee will be designated as a Paying Agent for the Trustee for payments with respect to Debt Securities which are issuable solely as Registered Debt Securities, and the Issuer will maintain a Paying Agent outside the United States for payments with respect to Debt Securities (subject to limitations described above in the case of Bearer Debt Securities) which are issued solely as Bearer Debt Securities, or as both Registered Debt Securities and Bearer Debt Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Issuer for the Debt Securities will be named in an applicable Prospectus Supplement. The Issuer may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issued solely as Registered Debt Securities, the Issuer will be required to maintain a Paying Agent in each place of payment for such series and, if Debt Securities of a series are issued as Bearer Securities, the Issuer will be required to maintain
   (a) a Paying Agent in the United States for principal payments with respect to any Registered Debt Securities of the series (and for payments with respect to Bearer Debt Securities of the series in the circumstances described above, but not otherwise), and (b) a Paying Agent in a place of payment located outside the United States where Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment.

      All monies paid by the Issuer to a Paying Agent for the payment of principal of and any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to the Issuer and the holder of such Debt Security or any coupon will thereafter look only to the Issuer for payment thereof.

   Temporary Global Securities

      If so specified in the applicable Prospectus Supplement, all or any portion of the Debt Securities of a series which are issuable as Bearer Debt Securities will initially be represented by one or more temporary global Debt Securities, without interest coupons, to be deposited with a common depository in London for the Euroclear System ("Euroclear") and CEDEL S.A. ("CEDEL") for credit to the designated accounts. On and after the date determined as provided in any such temporary global Debt Security and described in the applicable Prospectus Supplement, each such temporary global Debt Security will be exchangeable for definitive Bearer Debt Securities, definitive Registered Debt Securities or all or a portion of a permanent global security, or any combination thereof, as specified in the applicable Prospectus Supplement, but, unless otherwise specified in the applicable Prospectus Supplement, only upon written certification in the form and to the effect described under "Form, Exchange, Registration and Transfer." No Bearer Debt Security delivered in exchange for a portion of a temporary global Debt Security will be mailed or otherwise delivered to any location in the United States in connection with such exchange.

      Unless otherwise specified in the applicable Prospectus Supplement, interest in respect of any portion of a temporary global Debt Security payable in respect of an payment date occurring prior to the issuance of definitive Debt Securities or a permanent global Subordinated Debt Security will be paid to each of Euroclear and CEDEL with respect to the portion of the temporary global Debt Security held for its account. Each of Euroclear and CEDEL will undertake in such circumstances to credit such interest received by it in respect of a temporary global Debt Security to the respective accounts for which it holds such temporary global Debt Security only upon receipt in each case of written certification in the form and to the effect described above under "Form, Exchange, Registration and Transfer" as of the relevant payment date regarding the portion of such temporary global Debt Security on which interest is to be so credited.

   Permanent Global Securities

      If any Debt Securities of a series are issuable in permanent global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global Debt Securities may exchange such interests for Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. No Bearer Debt Security delivered in exchange for a portion of a permanent global Debt Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. Notwithstanding the foregoing, unless otherwise specified in an applicable Prospectus Supplement, interests in a permanent global Bearer Debt Security may be exchanged in whole (but not in part) at the expense of the Issuer, for definitive Bearer Debt Securities, at the request of any owner of a beneficial interest in such permanent global Bearer Debt Security.

   Book-Entry Debt Securities

      The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary ("Depositary") or its nominee identified in the applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any nominee to a successor Depositary or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement.

      The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. The Issuer expects that the following provisions will apply to depositary arrangements.

      Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of such Global Security, and the deposit of such Global Security with or on behalf of the Depositary for such Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or by the Issuer, if such Debt Securities are offered and sold directly by the Issuer. Ownership of beneficial interest in such Global Security will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by Persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

      So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the applicable Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the Holders thereof for any purposes under the applicable Indenture. Accordingly, each Person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under the applicable Indenture. The Issuer understands that under existing industry practices, if the Issuer requests any action of Holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a Holder is entitled to give or take under an Indenture, the Depositary would authorize the
   participants  to   give   such   notice  or  take  such  action,  and
   participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

      Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

   Limitations on Issuance of Bearer Debt Securities

      In compliance with United States Federal tax laws and regulations, Bearer Debt Securities (including securities in permanent global form that are either Bearer Debt Securities or exchangeable for Bearer Debt Securities) will not be offered or sold during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) (generally, the first 40 days after the closing date, and, with respect to unsold allotments, until sold) within the United States or to United States persons (each as defined below) other than to an office located outside the United States of a United States financial institution (as defined in Section 1.165-12(c)(1)(v) of the United States Treasury Regulations), purchasing for its own account or for resale or for the account of certain customers, that provides a certificate stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the United States Treasury Regulations thereunder, or to certain other persons described in Section 1.163-5(c)(2)(i)(D)(1)(iii)(B) of the United States Treasury Regulations. Moreover, such Bearer Debt Securities will not be delivered in connection with their sale during the restricted period within the United States. Any underwriters and dealers participating in the offering of Bearer Debt Securities must covenant that they will not offer or sell during the restricted period any Bearer Debt Securities within the United States or to United States persons (other than the persons described above) or deliver in connection with the sale of Bearer Debt Securities during the restricted period any Bearer Debt Securities within the United States and that they have in effect procedures reasonably designed to ensure that their employees and agents who are directly engaged in selling the Bearer Debt Securities are aware of the restrictions described above. No Bearer Debt Security (other than a temporary global Bearer Debt Security) will be delivered in connection with its original issuance nor will interest be paid on any Bearer Debt Security until receipt by the Issuer of the written certification described above under "Form, Exchange, Registration and Transfer." Each Bearer Debt Security, other than a temporary global Bearer Debt Security, will bear a legend to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States Federal income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

      As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States and any estate or trust the income of which is subject to United States Federal income taxation regardless of its source, and "United States" means the United States of America (including the states and the District of Columbia) and its possessions.

   Certain Covenants of the Issuer

        The Indentures will provide that the Issuer will not consolidate with or merge into any Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, and the Issuer will not permit any Person to consolidate or merge into the Issuer or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to the Issuer unless: (a) the Person formed by or surviving such consolidation or merger (if other than the Issuer), or to which such sale, lease, conveyance, transfer or other disposition shall be made (collectively, the "Successor"), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia (or, alternatively, in the case of FCX Finance, organized under the laws of the Netherlands), and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Issuer, under the Indenture; (b) immediately after giving effect to such transaction and treating any Debt that becomes an obligation of the Issuer or any subsidiary as a result thereof as having been incurred by the Issuer or such subsidiary at the time of such transaction, no Default or Event of Default shall have occurred and be continuing; and (c) the Issuer shall have delivered to the Trustee an Officer's Certificate and Opinion of Counsel, each stating that such merger, consolidation, sale or conveyance and such supplemental indenture, if any, complies with the Indenture.

   Events of Default

      An Event of Default is defined under each Indenture with respect to Debt Securities of any series issued under such Indenture as
   being:   (a)  default for 30 days  in  payment  of  any  interest  or additional amounts,  if  any,  on the Debt Securities of such series;
   (b) default in payment of any principal on the Debt Securities of such series upon maturity or otherwise; provided that, if such default is a result of the voluntary redemption by the holders of such Debt Securities, the amount thereof shall be in excess of $50,000,000 or the equivalent thereof in any other currency or composite currency; (c) default for 60 days after written notice in the observance or performance of any other covenant or agreement in the Debt Securities of such series or the Indenture other than a covenant or agreement included in the Indenture which is not applicable to the Debt Securities of such series; (d) in the case of Guaranteed Debt Securities, the Guarantees having ceased for any reason to be in full force or effect or FCX having asserted that the Guarantees are not in full force an effect and (e) certain events of bankruptcy, insolvency or reorganization; or (f) failure to pay at maturity, or other default which results in the acceleration of any Debt in an amount in excess of $50,000,000 or the equivalent thereof in any other currency or composite currency without such Debt having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice thereof ("Debt" being defined to mean obligations (other than non-recourse obligations or the Debt Securities of such series), of, or guaranteed or assumed by, the Issuer for borrowed money or evidenced by bonds, debentures, notes or other similar instruments).

      Each Indenture provides that (a) if an Event of Default due to the default in payment of principal, premium or additional amounts, if any, or interest on, any series of Debt Securities issued under such Indenture or due to the Default in the performance of any other covenant or agreement applicable to the Debt Securities of such series but not applicable to Debt Securities of any other series issued under such Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series may declare the principal (or such portion thereof as may be specified in the terms thereof) of all Debt Securities of such series and interest accrued thereof to be due and payable immediately; and (b) if an Event of Default due to a default in the performance of any covenants or agreements applicable to outstanding Debt Securities of more than one series issued under such indenture or an Event of Default described in clause (e) above shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of all such affected series (treated as one class) may declare the principal (or such portion thereof as may be specified in the terms thereof) of all such Debt Securities and interest accrued thereon to be due and payable immediately. If an Event of Default due to certain events of bankruptcy, insolvency or reorganization shall occur, the principal (or such portion hereof as may be specified in the terms thereof) of and interest accrued on all Debt Securities then outstanding shall become due and payable immediately, without action by the Trustee or the holders of any such Debt Securities. Upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on, or in respect of the conversion of, such Debt Securities) by the holders of a majority in principal amount of the outstanding Debt Securities of all such affected series (treated as one class).

      Each Indenture provides that the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, has no obligation to exercise any right or power granted it under such Indenture at the request of holders of Debt Securities unless the Trustee is indemnified by such holders. Subject to such provisions in each Indenture for the indemnification of the Trustee and certain other limitations, the holders of a majority in principal amount of the outstanding Debt Securities of all affected series issued under such Indenture (treated as one class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series.

      Each indenture provides that no holder of Debt Securities of any series issued under such Indenture may institute any action against the Issuer under such Indenture (except actions for payment of overdue principal, premium and additional amounts, (if any) or interest or to enforce conversion rights (if any)) unless (a) such holder previously shall have given to the Trustee written notice of default and continuance thereof, (b) the holders of not less than 25% in principal amount of the Debt Securities of all affected series issued under such Indenture (treated as one class) shall have made a written request upon the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, (c) the Trustee shall not have instituted such action within 60 days of such request and
   (d) the Trustee shall not have received directions inconsistent with such written request by the holders of a majority in principal amount of the outstanding Debt Securities of all affected series issued under such indenture (treated as one class).

      Each Indenture contains a  covenant  that  the  Issuer  will  file
   annually   with  the  Trustee  a  certificate  of  no  default  or  a certificate specifying any default that exists.

   Defeasance
      Each Indenture  provides  that  the  Issuer  may  defease  and  be discharged from any and all obligations (except as otherwise described in (a) below) with respect to the Debt Securities of any series which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, as trust funds, money or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations (as defined) which through the payment of principal and interest in accordance with their terms will provide money, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of (and premium, if any) and interest on such Debt Securities.

      In addition, each Indenture provides that with respect to each series of Debt Securities issued under such Indenture, the Issuer may elect either (a) to defease and be discharged from any and all obligations with respect to the Debt Securities of such series (except for the obligations to register the transfer or exchange or convert the Debt Securities of such series, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities of such series, to maintain an office or agency in respect of the Debt Securities of such series and to hold moneys for payment in trust) or (b) to be released from the restrictions described under "Certain Covenants of the Issuer" and, to the extent specified in connection with the issuance of such series of Debt Securities, other covenants applicable to such series of Debt Securities, upon the deposit with the Trustee (or other qualifying trustee), as trust funds, or money or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of (and premium and additional amounts, if any) and interest on the Debt Securities of such series. Such a trust may only be established if, among other things, the Issuer has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have bene the case if such defeasance had not occurred. Such opinion, in the case of a defeasance under clause (a) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of such Indenture.

      In the event of any "legal" defeasance of any series of Subordinated Debt Securities issued thereunder, the Subordinated Debt Indenture provides that holders of all outstanding Senior Indebtedness will receive written notice of such defeasance.

      The foregoing provisions relating to defeasance may be modified in connection with the issuance of any series of Debt Securities, and any such modification will be described in the accompanying Prospectus Supplement.

   Modification of the Indenture

      Each Indenture provides that the Issuer and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to: (a) secure such Debt Securities, (b) evidence the assumption by a successor entity of the obligations of the Issuer, (c) add covenants or Events of Default for the protection of the holders of any Debt Securities, (d) establish the form or terms of such Debt Securities of any series, (e) evidence the acceptance of appointment by a successor trustee or (f) cure any ambiguity or correct any inconsistency in the Indenture, amend the Indenture in any other manner which the Issuer may deem necessary or desirable, if such action will not adversely affect the interests of the holders of Debt Securities issued thereunder.

      Each Indenture also contains provisions permitting the Issuer and the Trustee, with the consent of the holders of not less than a majority in principal amount of Debt Securities of all series issued under such Indenture then outstanding and affected (voting as a single class), to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the Debt Securities of each such series; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the final maturity of any Debt Security, or reduce the principal amount thereof, or reduce or alter the method of computation of any amount payable in respect of interest thereon or extend the time for payment thereof, or reduce or alter the method of computation of any amount payable on redemption thereof or extend the time for payment thereof, or change the currency in which the principal thereof, premium, if any, or interest thereon is payable, or reduce the amount payable upon acceleration or alter certain provisions of the Indenture relating to the Debt Securities issued thereunder not denominated in U.S. dollars, or impair the right to institute suit for the enforcement of any conversion or any payment on any Debt Security when due or materially and adversely affect any conversion rights or (b) reduce the aforesaid percentage in principal amount of Debt Securities of any series issued under such Indenture, the consent of the holders of which is required for any such modification.

      The Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Subordinated Debt Securities without the consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby.

   The Trustee

      Information regarding the Trustee under an Indenture will be included in any Prospectus Supplement relating to the Debt Securities issued thereunder. The Indentures will provide that in case an Event of Default shall occur (and be continuing), the Trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The Trustee will be under no obligation to exercise any of its powers under the Indentures at the request of any of the holders of the Debt Securities, unless such holders shall have offered the Trustee reasonable indemnity against the costs, expenses and liabilities which might be incurred by the Trustee. The Indentures and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the right of a Trustee, should it become a creditor of the Issuer to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise.


                       DESCRIPTION OF PREFERRED STOCK

      The following is a description of certain general terms and provisions of the Preferred Stock. The particular terms of any series of Preferred Stock will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The summary of terms of the Company's Preferred Stock contained in this Prospectus and the applicable Prospectus Supplement does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Certificate of Incorporation and the certificate of designations relating to the applicable series of the Preferred Stock (the "Certificate of Designations"), which will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part at the time of issuance of such series of the Preferred Stock.

      The Company's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of Preferred Stock, par value of $0.10 per share. As of March 31, 1996, there were outstanding 8,955,700 depositary shares, each representing 0.05 shares of the Company's 7% Convertible Exchangeable Preferred Stock, 13,999,800 depositary shares, each representing 0.05 shares of the Company's Step-Up Convertible Preferred Stock, 6,000,000 depositary shares, each representing 0.05 shares of the Company's Gold-Denominated Preferred Stock, 4,305,580 depositary shares, each representing 0.05 shares of Gold-Denominated Preferred Stock, Series II, and 4,760,000 depositary shares, each representing 0.025 shares of the Company's Silver-Denominated Preferred Stock. See "Outstanding Preferred Stock." The Company's Preferred Stock may be issued from time to time by the Board of Directors in one or more series, without stockholder approval. The Board of Directors is authorized to determine the voting powers (if any), designation, preferences and relative, participating, options or other special rights, and qualifications, limitations or restrictions thereof, for each series of Preferred Stock that may be issued, and to fix the number of shares of each such series. Thus, the Board of Directors, without stockholder approval, could authorize the issuance of Preferred Stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Class A Common Stock and Class B Common Stock or other series of Preferred Stock or that could have the effect of delaying, deferring or preventing a change in control of the Company.

   General

      Reference is made to the Prospectus Supplement for the following terms of and information relating to the Preferred Stock of any series (to the extent such terms are applicable to such Preferred Stock): (a) the specific designation, number of shares, seniority and purchase price; (b) any liquidation preference per share; (c) any date of maturity; (d) any redemption, payment or sinking fund provisions; (e) any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined); (f) any voting rights; (g) the currency or units based on or relating to currencies in which such Preferred Stock are denominated and/or in which payments will or may be payable; (h) the methods by which amounts payable in respect of such Preferred Stock may be calculated and any commodities, currencies or indices, or value, rate or price relevant to such calculation; (i) whether the Preferred Stock is convertible or exchangeable and, if so, the securities or rights into which such Preferred Stock is convertible or exchangeable, the terms and conditions upon which such conversions or exchanges will be effected including the initial conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; (j) the place or places where dividends and other payments on the Preferred Stock will be payable; and (k) and any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

      The Preferred Stock offered hereby will be issued in one or more series. The holders of Preferred Stock will have no preemptive rights. Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Neither the par value nor the liquidation preference is indicative of the price at which the Preferred Stock will actually trade on or after the date of issuance. All shares of Preferred Stock shall be of equal rank with each other, regardless of series. The applicable Prospectus Supplement will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of Preferred Stock offered by such Prospectus Supplement.

      As described under "Description of Depositary Shares," the Company may, at its option, elect to offer depositary shares ("Depositary Shares") evidenced by depositary receipts ("Depositary Receipts"), each representing an interest (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a Depositary (as defined below).

   Dividends

      Holders of shares of Preferred Stock of each series shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available for payment, cash dividends, payable at such dates and at such rates per share per annum as set forth in the applicable Prospectus Supplement. Such rate may be fixed or variable or both. Each declared dividend shall be payable to holders of record as they appear on the stock books of the Company on such record dates determined by the Board of Directors or a duly authorized committee thereof.

      Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the applicable Prospectus Supplement. If dividends on a series of Preferred Stock are noncumulative and if the Board of Directors fails to declare a dividend in respect of a dividend period with respect to such series, then holders of such Preferred Stock will have no right to receive a dividend in respect of such dividend period, and the Company will have no obligation to pay the dividend for such period, whether or not dividends are declared payable on any future dividend payment dates.

      Unless full cumulative dividends for all past dividend periods on all outstanding shares of cumulative Preferred Stock and any other series of capital stock of the Company ranking on a parity with the Preferred Stock have been paid, or declared and set apart for payment, the Company may not (a) declare, pay or set apart any amounts for dividends on, or make any other distribution in cash or other property in respect of, the Class A or Class B Common Stock or any other stock of the Company ranking junior to the Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company (the Class A or Class B Common Stock and such other stock being referred to herein as "Junior Stock") other than a dividend payable solely in Junior Stock, (b) purchase, redeem or otherwise acquire for value any shares of Junior Stock, directly or indirectly, other than as a result of a reclassification of Junior Stock, or the exchange or conversion of one Junior Stock for or into another Junior Stock, or other than through the use of proceeds of a substantially contemporaneous sale of other Junior Stock, or (c) make any payment on account of, or set aside money for, a sinking or other like fund for the purchase, redemption or other acquisition for value of any shares of Junior Stock. If the funds available for the payment of dividends are insufficient to pay in full the dividends payable on all outstanding shares of cumulative Preferred Stock and any other series of capital stock of the Company ranking on a parity with the Preferred Stock, the total available funds to be paid in partial dividends on such Preferred Stock and such other series shall be divided among the Preferred Stock and such other series in proportion to the aggregate amount of dividends accrued and unpaid with respect to such Preferred Stock and such other series. Accruals of dividends will not bear interest.

   Convertibility and Exchangeability

      The terms, if any, on which shares of Preferred Stock of any series may be exchanged for or converted (mandatorily or otherwise) into shares of Preferred Stock or other securities or rights of the Company (including rights to receive payments in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) will be set forth in the Prospectus Supplement relating thereto. The Preferred Stock will not be convertible into or exchangeable for Class A or Class B Common Stock of the Company.

   Redemption

      The terms, if any, on which shares of Preferred Stock of any series may be redeemed will be set forth in the related Prospectus Supplement.

      If fewer than all of the outstanding shares of any series of Preferred Stock are to be redeemed, the number of shares of such series and the method of effecting such redemption, whether by lot or pro rata, will be as determined by the Company (with adjustment to avoid redemption of fractional shares).

   Liquidation

      Unless otherwise specified in the applicable Prospectus Supplement, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of any series of the Preferred Stock, together with any other Preferred Stock and any other series of capital stock of the Company ranking on a parity with such series of the Preferred Stock, will be entitled to receive out of the remaining net assets of the Company an amount per share as set forth in the related Prospectus Supplement plus accrued and unpaid dividends before any distribution is made or set apart for the holders of Junior Stock. If the amounts payable with respect to such Preferred Stock are not paid in full, the holders of such Preferred Stock and any stock of the Company on a parity with such Preferred Stock as to distribution of assets upon the liquidation, dissolution or winding up of the Company will have the right to share ratably in any distribution of the remaining assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of such series of Preferred Stock will not be entitled to any further participation in any distribution of the remaining assets by the Company. A consolidation or merger of the Company with one or more corporations or the sale of all or substantially all of the assets of the Company will not be deemed to be a liquidation, dissolution or winding up of the Company.

   Voting

      The Preferred Stock of a series will not be entitled to vote, except as provided below or in the applicable Prospectus Supplement and as required by applicable law. Unless otherwise indicated in the Prospectus Supplement relating to a series of Preferred Stock, each share of such series will not be entitled to vote on matters which holders of such series are entitled to vote. Unless otherwise specified in the related Prospectus Supplement, at any time dividends in an amount equal to six quarterly dividend payments on the Preferred Stock of such series shall have accrued and be unpaid, holders of such Preferred Stock shall have the right to a separate class vote together with the holders of shares of other series of stock of the Company ranking on a parity with such series of Preferred Stock either as to dividends or the distribution of assets upon liquidating, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (such other series of stock being herein referred to as "Other Voting Stock") to elect two members to the Board of Directors until dividends on such Preferred Stock have been paid in full or declared and set apart in trust for payment. In such case, the Board of Directors will be increased by two directors, and the holders of Preferred Stock of such series (either alone or with the holders of Other Voting Stock) will have the exclusive right as members of such class, as outlined above, to elect two directors at the next annual meeting of stockholders. Additionally, without the affirmative vote of the holders of a majority of the shares of Preferred Stock of such series then outstanding, voting as a separate class, the Company may not (i) create, authorize or issue any series or class of stock ranking prior to the shares of Preferred Stock of such series with respect to dividends or distributions of assets upon liquidation, dissolution or winding up or (ii) change the rights, powers or preferences or qualifications, limitations or restrictions thereof with respect to the Preferred Stock of such series if such action would materially adversely affect such holders.

      As more fully described under "Description of Depositary Shares" below, if the Company elects to issue Depositary Shares, each representing a fraction of a share of a series of the Preferred Stock, each such Depositary Share will, in effect, be entitled to such fraction of a vote per Depositary Share.

   No Other Rights

      The share of a series of Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the related Prospectus supplement, the Certificate of Incorporation or the Applicable certificate of designations or as otherwise required by law.

   Transfer Agent and Registrar

      The transfer agent for each series of Preferred Stock will be described in the related Prospectus Supplement.

   Outstanding Preferred Stock

      All of the Company's outstanding Preferred Stock, and any other series of Preferred Stock upon which the right to vote for directors has been granted in accordance with the Certificate, have the right to vote with the holders of the Class A Common Stock, voting together as a single class, to elect that number of directors that constitutes 20% of the authorized number of members of the Board of Directors (or if 20% is not a whole number, then the nearest whole number of directors that is closest to 20% of such membership). Set forth below is a summary of certain general terms and provisions of the series of Preferred Stock outstanding as of the date of this Prospectus.

      7% Convertible Preferred Stock. As of March 31, 1996, the Company had outstanding 447,785 shares of 7% Convertible Exchangeable Preferred Stock par value $0.10 per share (the "7% Convertible Preferred Stock"). The 7% Convertible Preferred Stock is represented by depositary shares, each of which represents .05 shares of 7% Convertible Preferred Stock and which trade on the NYSE. The 7% Convertible Preferred Stock is redeemable at the option of the Company, in whole or in part, at prices declining to $25 per depositary share. The 7% Convertible Preferred Stock ranks, as to payments of dividends and distributions upon liquidation, pari passu with the Company's Step-Up Convertible Preferred Stock (as defined below), Gold-Denominated Preferred Stock (as defined below) and the Silver-Denominated Preferred Stock (as defined below) and senior to the Company's Class A Common Stock and Class B Common Stock. Holders of shares of 7% Convertible Preferred Stock are entitled to receive cumulative cash dividends at an annual rate equivalent to $35 per share ($1.75 per Depositary Share) when and as and if declared by the Board of directors of the Company, which dividends are payable quarterly. After full cumulative dividends on 7% Convertible Preferred Stock for all past and current quarterly dividend periods have been paid in full, the 7% Convertible Preferred Stock will not be entitled to participate with the Class A Common Stock and Class B Common Stock in any further distributions by the Company (except upon liquidation, dissolution or winding up of the Company). In the event of any such liquidation, dissolution or winding up, after payment or provision for payment of the debts and other liabilities of the Company, the holders of 7% Convertible Preferred Stock will be entitled to receive out of the remaining net assets of the Company $500 per share ($25 per Depositary Share) in cash plus accrued and unpaid dividends before any distribution is made or set apart for the holders of the Class A Common Stock and Class B Common Stock or any other stock of the Company ranking junior to the Special Preference Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company.

      Each depositary share representing 7% Convertible Preferred Stock is convertible at the option of the holder at any time, unless previously redeemed, into shares of Class A Common Stock at a rate of
   1.0208 shares per depositary share (equivalent to a conversion price of $24.41 per share of Class A Common Stock), subject to adjustment in certain circumstances. The depositary shares are exchangeable in whole at the option of the Company on any quarterly dividend payment date for the Company's 7% Convertible Subordinated Debentures due 2007 (the "Debentures") at a rate of $25.00 principal amount of Debentures for each depositary share. The Debentures, if issued, will be convertible at the option of the holder at any time, unless previously redeemed, into Class A Common Stock at the conversion price for depositary shares for which the Debentures have previously been exchanged, subject to adjustment in certain circumstances.

      The 7% Convertible Preferred Stock has limited voting rights triggered by the failure of the Company to pay dividends in an amount equal to six full quarterly dividends or by the Company's proposed amendment to its Certificate of Incorporation so as to adversely affect the rights of holders of 7% Convertible Preferred Stock. Voting rights are not triggered upon amendment to the Certificate to authorize other series of stock of the Company, whether ranking senior to, on a parity with or junior to the 7% Convertible Preferred Stock a to dividends or rights upon liquidation.

      Step-Up Convertible Preferred Stock. As of March 31, 1996, the Company had outstanding 699,990 shares of Step-Up Convertible Preferred Stock, par value $0.10 per share (the "Step-Up Convertible Preferred Stock"). The Step-Up Convertible Preferred Stock is represented by depositary shares, each of which represents 0.05 shares of such stock and which trade on the NYSE. The Step-Up Convertible Preferred Stock ranks, as to payment of dividends and distribution upon liquidation, pari passu with the Company's 7% Convertible Preferred Stock, the Gold-Denominated Preferred Stock (as defined below) and the Silver-Denominated Preferred Stock (as defined below) and senior to the Company's Class A Common Stock and Class B Common Stock.
      The   Step-Up   Convertible  Preferred  Stock  has  a  liquidation
   preference equivalent to $25.00 per depositary share and is convertible at the option of the holder at any time, unless previously redeemed. Dividends on the Step-Up Convertible Preferred Stock are cumulative and are payable quarterly in an amount equivalent to $1.25 per annum per depositary share through August 1, 1996 and thereafter in an amount equivalent to $1.75 per annum per depositary share until redemption or conversion.

      The Step-Up Convertible Preferred Stock is not redeemable prior to August 1, 1996. Thereafter and prior to August 1, 1999, the Step-Up Convertible Preferred Stock is redeemable at the option of the Company, in whole or in part, for such number of shares of Class A Common Stock as are issuable at the conversion rate. The Company may exercise this option (and subject to certain other conditions) only if, for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the trading prices of the Class A Common Stock has exceeded 125% of the conversion price in effect on the last trading day. After August 1, 1999, the Step-Up Convertible Preferred Stock is fully redeemable at the option of the Company at a redemption price equivalent to $25.00 per depositary share, plus accrued and unpaid dividends. The Company may, at its option, subject to certain exceptions, pay the redemption price in cash, Class A Common Stock or any combination thereof.

      The Step-Up Convertible Preferred Stock has limited additional voting rights with respect to the election of directors upon the failure of the Company to pay dividends in an amount equal to six full quarterly dividends and the right to vote as a separate class on any proposal to amend the Certificate so as to adversely affect the rights of holders of Step-Up Convertible Preferred Stock or create, authorize or issue any series or class of stock ranking senior to the shares of Step-Up Convertible Preferred Stock with respect to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company. The Step-Up Convertible Preferred Stock does not have voting rights with respect to any amendment to the Certificate to authorize other series of stock of the Company ranking on a parity with or junior to the Step-Up Convertible Preferred Stock as to dividends or distributions upon liquidation, dissolution or winding up.

      Gold-Denominated Preferred Stock. As of March 31, 1996, the Company had outstanding 300,000 shares of Gold-Denominated Preferred Stock ("Series I") and 215,279 shares of Gold-Denominated Preferred Stock, Series II ("Series II" and, together with Series I, the "Gold-Denominated Preferred Stock"). The Gold-Denominated Preferred Stock is represented by depositary shares, each of which represents 0.05 shares of such stock and which are traded on the NYSE. The Gold-Denominated Preferred Stock ranks, as to the payment of dividends and distribution upon liquidation, pari passu with the 7% Convertible Exchangeable Preferred Stock, the Step-Up Convertible Preferred Stock and the Silver-Denominated Preferred Stock and senior to the Company's Class A Common Stock and Class B Common Stock.

      The Gold-Denominated Preferred Stock has a liquidation preference equivalent to the dollar equivalent value of 0.10 ounces of gold per depositary share plus accrued and unpaid dividends. Dividends on the Gold-Denominated Preferred Stock are cumulative and are payable quarterly, in the case of Series I, in an amount equivalent to the dollar value of 0.000875 ounces of gold per depositary share and, in the case of Series II, in an amount equivalent to the dollar equivalent value of 0.0008125 ounces of gold per depositary share.

      Each of Series I and Series II is subject to mandatory redemption, out of funds legally available therefor, on August 1, 2003 and on February 1, 2006, respectively, at an amount equivalent to the dollar equivalent value of 0.10 ounce of gold per depositary share plus accrued and unpaid dividends. The Gold-Denominated Preferred Stock is not subject to redemption at the option of the Company, except in limited circumstances. The Company does not have the right to make any mandatory or optional redemption of any Gold-Denominated
   Preferred Stock unless full cumulative dividends for all past dividend periods shall have been paid or declared and set aside for payment upon all depositary shares and all other outstanding shares of stock of the Company ranking, as to dividends, on a parity with the Gold-Denominated Preferred Stock. For purposes of this discussion, the "dollar equivalent value" of a specified number of ounces of gold means that number of ounces multiplied by a reference price determined by taking the average of the London P.M. gold fixing price for an ounce of gold on a specified number of days prior to the date of determination.

      The Gold-Denominated Preferred Stock has limited additional voting rights with respect to the election of directors upon the failure of the Company to pay dividends in an amount equal to six full quarterly dividends and the right to vote as a separate class on any proposal to amend the Certificate so as to adversely affect the rights of holders of Gold-Denominated Preferred Stock or create, authorize or issue any series or class of stock ranking senior to the shares of Gold-Denominated Preferred Stock with respect to dividends or the distribution of assets upon liquidation, dissolution or winding upon of the Company. The Gold-Denominated Preferred Stock does not have voting rights with respect to any amendment to the Certificate to authorize other series of stock of the Company ranking on a parity with or junior to the Gold-Denominated Preferred Stock as to dividends or distributions upon liquidation, dissolution or winding up.

      Silver-Denominated Preferred Stock. As of March 31, 1996, the Company had outstanding 119,000 shares of Silver-Denominated Preferred Stock (the "Silver-Denominated Preferred Stock"). The Silver-Denominated Preferred Stock is represented by depositary shares, each of which represents 0.025 shares of such stock and which are traded on the NYSE. The Silver-Denominated Preferred Stock ranks, as to the payment of dividends and distribution upon liquidation, pari passu with the 7% Convertible Exchangeable Preferred Stock, the Step-Up Convertible Stock and the Gold-Denominated Preferred Stock and senior to the Company's Class A Common Stock and Class B Common Stock.

      The depositary shares have a liquidation preference equivalent to the dollar equivalent value of 4 ounces of silver per depositary share, plus accrued and unpaid dividends. Dividends on the Silver-Denominated Preferred Stock are cumulative and payable quarterly, in an amount equivalent to the dollar value of 0.04125 ounces of silver per depositary share.

      The Company will redeem annually on August 1 beginning in 1999, out of funds legally available therefor, a number of Silver-Denominated Preferred Stock shares equal to one-eighth of the shares originally issued, at an amount equivalent to the dollar equivalent value of 40 ounces of silver per depositary share plus accrued and unpaid dividends. Silver-Denominated Preferred Stock will not subject to redemption at the option of the Company, except that, if at any time the total number of shares of Silver-Denominated Preferred Stock outstanding shall be less than 15% of the total number of shares of Silver-Denominated Preferred Stock originally issued, the Company will have the right to redeem the shares of Silver-Denominated Preferred Stock, in whole but not in part, on any subsequent quarterly dividend date at a redemption price equivalent to the dollar equivalent value of the liquidation preference described above plus a pro rata portion of the accrued and unpaid dividends on the shares of Silver-Denominated Preferred Stock to the date fixed for redemption. The Company will not have the right to make a mandatory or optional redemption of any shares of Silver-Denominated Preferred Stock unless full cumulative dividends for all past dividend periods shall have been paid or declared and set aside for payment upon all shares of Silver-Denominated Preferred Stock and all other outstanding shares of stock of the Company ranking, as to dividends pari passu with the Silver-Denominated Preferred Stock. For purposes of this discussion, the "dollar equivalent value" of a specified number of ounces of silver means that number of ounces multiplied by a reference price determined by taking the average of the London silver fixing price for an ounce of silver on a specified number of days prior to the date of determination.

      The Silver-Denominated Preferred Stock has limited additional voting rights with respect to the election of directors upon the failure of the Company to pay dividends in an amount equal to six full quarterly dividends and the right to vote as a separate class on any proposal to amend the Certificate so as to adversely affect the rights of holders of Silver-Denominated Preferred Stock or create, authorize or issue any series or class of stock ranking senior to the shares of Silver-Denominated Preferred Stock with respect to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company. The Silver-Denominated Preferred Stock does not have voting rights with respect to any amendment to the Certificate to authorize other series of stock of the Company ranking on a parity with or junior to the Silver-Denominated Preferred as to dividends or distributions upon liquidation, dissolution or winding up.



                      DESCRIPTION OF DEPOSITARY SHARES

      The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of Deposit Agreement and form of Depositary Receipts relating to each series of the Preferred Stock which will be filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part.

   General

      The Company may, at its option, elect to have shares of Preferred Stock represented by Depositary Shares. The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company (the "Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable interest in the number of shares of Preferred Stock underlying such Depositary Share, to all the rights and preferences of the Preferred Stock underlying such Depositary Share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

      The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement, each of which will represent the applicable interest in a number of shares of a particular series of the Preferred Stock described in the applicable Prospectus Supplement.

      Unless otherwise specified in the Prospectus Supplement, a holder of Depositary Shares is not entitled to receive the shares of Preferred Stock underlying the Depositary Shares.

   Dividends and Other Distributions

      The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares representing such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders on the relevant record date.

      In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto or the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

      The Deposit Agreement also contains provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of Preferred Stock shall be made available to holders of Depositary Shares.

   Conversion and Exchange

      If any Preferred Stock underlying the Depositary Shares is subject to provisions relating to its conversion or exchange as set forth in the Prospectus Supplement relating thereto, each record holder of Depositary Shares will have the right or obligation to convert or exchange such Depositary Shares into other securities of the Company or rights or payments (including rights to receive payments in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) pursuant to the terms thereof.

   Redemption of Depositary Shares

      If Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of the Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the aggregate redemption price payable with respect to the number of shares of Preferred Stock underlying the Depositary Shares. Whenever the Company redeems Preferred Stock from the Depositary, the Depositary will redeem as of the same redemption date a proportionate number of Depositary Shares representing the shares of Preferred Stock that were redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Company.

      After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds deposited by the Company with the Depositary for any Depositary Shares which the holders thereof fail to redeem shall be returned to the Company after a period of two years from the date such funds are so deposited.

   Voting

      Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of Preferred Stock underlying the Depositary Shares are entitled to vote, the Depositary will mail the information contained in such notice to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so.

   Amendment of the Deposit Agreement

      The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary, provided, however, that any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least a majority of the Depositary Shares then outstanding.

   Charges of Depositary

      The Company will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and any exchange or redemption of the Preferred Stock. Holders of Depositary Shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the Deposit Agreement to be for their accounts. Miscellaneous

      The Company, or at the option of the Company, the Depositary, will forward to the holders of Depositary Shares all reports and communications from the Company which the Company is required to furnish to the holders of Preferred Stock.

      Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Share or Preferred Stock unless satisfactory indemnity has been furnished. The Company and the Depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

   Resignation  and  Removal  of  Depositary; Termination of the Deposit
   Agreement

      The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary will be appointed by the Company within 60 days after delivery of the notice of resignation or removal. The Deposit Agreement may be terminated at the direction of the Company or by the Depositary if a period of 90 days shall have expired after the Depositary has delivered to the Company written notice of its election to resign and a successor depositary shall not have been appointed. Upon termination of the Deposit Agreement, the Depositary will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except that the Depositary will continue to deliver Preferred Stock certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for Depositary Receipts surrendered. Upon request of the Company, the Depositary shall deliver all books, records, certificates evidencing Preferred Stock, Depositary Receipts and other documents relating to the subject matter of the Deposit Agreement to the Company.

                          DESCRIPTION OF WARRANTS

   General

      The Company may issue Warrants, including Warrants to purchase Debt Securities ("Debt Warrants"), as well as other types of Warrants. Warrants may be issued independently or together with any Debt Securities or Preferred Stock and may be attached to or separate from such Debt Securities or Preferred Stock. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement are set forth in the applicable Prospectus Supplement.

   Debt Warrants

      The applicable Prospectus Supplement will describe the following terms of the Debt Warrants in respect of which this Prospectus is being delivered: (a) the title of such Debt Warrants; (b) the aggregate number of such Debt Warrants; (c) the price or prices at which such Debt Warrants will be issued; (d) the currency or currencies, including composite currencies, in which the price of such Debt Warrants may be payable; (e) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants; (f) the price at which and currency or currencies, including composite currencies, in which the Debt Securities purchasable upon exercise of such Debt Warrants may be purchased; (g) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire; (h) if applicable, the minimum or maximum amount of such Debt Warrants which may be exercised at any one time; (i) if applicable, the designation and terms of the Debt Securities or Preferred Stock with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security or Preferred Stock; (j) if applicable, the date on and after which such Debt Warrants and the related Debt Securities or Preferred Stock will be separately transferable; (k) information with respect to book-entry procedures, if any; (l) if applicable, a discussion of certain United States Federal income tax considerations; and (m) any other terms of such Debt Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Debt Warrants.

   Other Warrants

      The Company may issue other Warrants. The applicable Prospectus Supplement will describe the following terms of any such other Warrants in respect of which this Prospectus is being delivered: (a) the title of such Warrants; (b) the aggregate number of such Warrants; (c) the price or prices at which such Warrants will be issued; (d) the currency or currencies, including composite currencies, in which the price of such Warrants may be payable; (e) the securities (other than Class A or Class B Common Stock of the Company), which may include Preferred Stock, or other rights (including rights to receive payments in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices), purchasable upon exercise of such Warrants;
   (f) the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such Warrants may be purchased; (g) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (h) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (i) of applicable, the designation and terms of the Debt Securities or Preferred Stock with which such Warrants are issued and the number of such Warrants issued with each such Debt Security or share of Preferred Stock; (j) if applicable, the date on and after which such Warrants and the related Debt Securities or Preferred Stock will be separately transferable; (k) information with respect to book-entry procedures, if any; (l) if applicable, a discussion of certain United States Federal income tax considerations; and (m) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.


                            PLAN OF DISTRIBUTION

      The Company may offer Securities to or through underwriters, through agents or dealers or directly to other purchasers.

      The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Company also may offer and sell the Securities in exchange for one or more of its outstanding issues of securities.

      In connection with the sale of Securities, underwriters, dealers or agents may receive compensation from the Company or from purchasers in the form of discounts, concessions or commissions. Underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be underwriters within the meaning of the Securities Act.

      Pursuant to agreements which may be entered into between the Company and any underwriters or agents named in the Prospectus
   Supplement, such underwriters or agents may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

      If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as agents for the Company to solicit offers by certain institutional investors to purchase Debt Securities or Preferred Stock from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but shall in all cases be subject to the approval of the Company. The obligations of the purchaser under any such contract will not be subject to any conditions except (a) the investment in the Debt Securities or Preferred Stock by the institution shall not at the time of delivery be prohibited by the laws of any jurisdiction in the United States to which such institution is subject, and (b) if a portion of the Debt Securities or Preferred Stock is being sold to underwriters, the Company shall have sold to such underwriters the Debt Securities or Preferred Stock not sold for delayed delivery. Underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

      All Debt Securities, Preferred Stock and Warrants offered will be a new issue of securities with no established trading market. Any underwriters to whom such Debt Securities, Preferred Stock and Warrants are sold by the Company for public offering and sale may make a market in such Debt Securities, Preferred Stock and Warrants, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any Debt Securities, Preferred Stock or Warrants.

      Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for the Company in the ordinary course of business.

      The specific terms and manner of sale of the Securities in respect of which this Prospectus is being delivered are set forth or summarized in the Prospectus Supplement.


                               LEGAL MATTERS

      The validity of the Securities offered will be passed upon for the Company by Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. Counsel to any underwriters, dealers or agents with respect to any distribution or Securities will be named in the applicable Prospectus Supplement.

                                  EXPERTS

      The audited financial statements and schedules of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Arthur Andersen LLP, independent public accountants as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Future audited financial statements and schedules of the Company and the reports thereon of the Company's independent public accountants also will be incorporated by reference in this Prospectus in reliance upon the authority of those accountants as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.

      The Company's reserves as of December 31, 1994 and 1995 incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been verified by Independent Mining Consultants, Inc., and such reserve information has been incorporated by reference in this Prospectus in reliance upon the authority of said firm as experts in mining, geology and reserve determination.

                                             PART II

                              INFORMATION NOT REQUIRED IN PROSPECTUS

          Item 14.  Other Expenses of Issuance and Distribution.

                The estimated expenses to be paid by the Registrant in connection with the securities being registered are as follows:

                SEC registration fee                            $ 258,621
                Rating agency fees
                Legal fees and expenses                                *
                Accounting fees and expenses                           *
                Printing expenses                                      *
                Trustees' fees and expenses                            *
                Blue Sky fees and expenses                             *
                Miscellaneous                                          *
                                                                  _________
                                Total                                  *
                                                                  =========

           *All amounts listed above other than the registration fee are estimated.

          Item 15.  Indemnification of Directors and Officers.

                Section 145 of the General Corporation Law of Delaware empowers the Company to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Company. Article VIII of the Company's Certificate of Incorporation and Article XXV of the Company's by-laws provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any action, suit, or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of Delaware against all expenses, liability and loss (including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred by such person in connection therewith. The rights conferred by Article VIII of the Company's Certificate of Incorporation and Article XXV of the Company's by-laws, as the case may be, are contractual rights and include the right to be paid by the Company the expenses incurred in defending such action, suit or proceeding in advance of the final disposition thereof.

                Article VIII of the Company's Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of Delaware, which makes directors liable for unlawful dividend or unlawful stock repurchases or redemptions or (d) transactions from which directors derive improper personal benefit.

                The Company has an insurance policy insuring the Company's directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

          Item 16.  Exhibits.

            1.1   Form of Underwriting Agreement.**

            1.2   Form of Sales Agency Agreement.**

            1.3   Form of Distribution Agreement.**

            3.1 Composite Copy of the Certificate of Incorporation of the Company, as amended. Incorporated by reference to
                  Exhibit 3.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 1995.

            3.2   By-Laws  of the Company, as amended.    Incorporated by
                  reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 1995.

            3.3   Articles of Association of Finance dated March 4, 1996.*

            4.1   Form of Indenture for Senior Debt Securities. *

            4.2   Form of Senior Debt Security.**

            4.3   Form of Indenture for Subordinated Securities.*

            4.4   Form of Subordinated Debt Security.**

            4.5   Form of Indenture for Senior Guaranteed Debt Securities.*

            4.6   Form of Senior Guaranteed Debt Securities.**

            4.7   Form of Indenture for Subordinated Guaranteed Debt
                  Securities.*

            4.8   Form of Subordinated Guaranteed Debt Security.**

            4.9   Form of Certificate of Designations of Preferred Stock.*

            4.10  Form of Stock Certificate of the Class A Common Stock.*

            4.11  Form of Stock Certificate of the Class B Common Stock.*

            4.12  Form of Deposit Agreement.*

            4.13  Form of Depositary Receipt.*

            5 Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., as to the legality of the Securities.*

           12     Statement re computation of ratios.*

           23.1   Consent of Arthur Andersen LLP.*

           23.2 Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. included as part of Exhibit 5.*

           23.3   Consent of Independent Mining Consultants, Inc.*

           24     Powers of Attorney.*

           25.1 Statement of Eligibility of Trustee on Form T-1 with respect to Senior Debt Securities.**

           25.2 Statement of Eligibility of Trustee on Form T-1 with respect to Subordinated Debt Securities.**

           25.3 Statement of Eligibility of Trustee on Form T-1 with respect to Senior Guaranteed Debt Securities.**

           25.4 Statement of Eligibility of Trustee on Form T-1 with respect to Subordinated Guaranteed Debt Securities.**
          _____________________
            *     Filed herewith
           ** To be filed by amendment or subsequently incorporated herein.


          Item 17.  Undertakings

                The undersigned Registrants hereby undertake:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)   To   include  any  prospectus  required  by   Section
          10(a)(3)  of  the  Securities   Act  of  1933,  as  amended  (the
          "Securities Act")

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          Provided, however, that the undertakings  set forth in paragraphs
          (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by either Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

                (2)   That, for the purpose  of  determining  any liability
          under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3)   To  remove  from   registration   by   means   of   a
          post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (4) That, for purposes of determining any liability under the Securities Act, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of either Registrant pursuant to the foregoing provisions or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                (6) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.


                                            SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Orleans, Louisiana, on the 19th day of April, 1996.


                                       Freeport-McMoRan Copper & Gold Inc.
                                       (Registrant)

                                        By:     /s/  James R. Moffett
                                             ______________________________
                                                     James R. Moffett,
                                                  Chairman of the Board
                                                    and Chief Executive
                                                         Officer


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on April 19, 1996.

          Signature                     Title
          __________                    ______

      /s/ James R. Moffett          Chairman of the Board, Chief
        ___________________         Executive Officer and  Director
          James R. Moffett          (Principal Executive Officer)

                *
        ____________________        Executive  Vice  President and Chief
          Richard C. Adkerson       Financial Officer   (Principal
                                    Financial and Accounting Officer)

                *                   Director
       _____________________
         Robert W. Bruce III

                *                   Director
      ______________________
          R. Leigh Clifford

                *                   Director
      _______________________
          Thomas B. Coleman

                *                   Director
      _______________________
          Bobby E. Cooper

                *                   Director
      ________________________
           Robert A. Day

                *                   Director
      _________________________
          Leland O. Erdahl

                *                   Director
     _________________________
        William B. Harrison, Jr.

               *                    Director
     _________________________
          Henry A. Kissinger

               *                    Director
    _________________________
         Bobby Lee Lackey

               *                    Director
    ___________________________
          Rene L. Latiolais

              *                     Director
    ___________________________
       Gabrielle K. McDonald

              *                     Director
    ____________________________
          George A. Mealey


              *                     Director
    ____________________________
          George Putnam


              *                     Director
    ____________________________
         B.M. Rankin, Jr.

              *                     Director
    ____________________________
        Wolfgang F. Siegel


              *                     Director
    ____________________________
           Eiji Umene

              *                     Director
    ____________________________
        J. Taylor Wharton

              *                     Director
    ____________________________
         Ward W. Woods, Jr.


*By:    /s/ James R. Moffett
    ____________________________
           James R. Moffett
           Attorney-in-Fact

                                              SIGNATURES

                  Pursuant  to  the  requirements  of the Securities Act of
            1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Orleans, Louisiana, on the 19th day of April, 1996.


                                            FCX  Finance  Company B.V.
                                                   (Registrant)


                                            By:   /s/  Richard C. Adkerson
                                                  _________________________
                                                       Richard C. Adkerson
                                                       Managing Director



            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on April 19, 1996.

            Signature                              Title
            ____________                           ______


      /s/ Richard C. Adkerson         Managing Director (Principal Executive,
      ________________________        Financial and Accounting Officer and
          Richard C. Adkerson         Authorized Representative in the United
                                      States)

      /s/ Henry A. Miller
      _________________________       Managing Director
          Henry A. Miller

      /s/ R. Foster Duncan            Managing Director
      _________________________
          R. Foster Duncan

      /s/ John L. Koch, III           Managing Director
      _________________________
          John L. Koch, III

                                            EXHIBIT INDEX

                                                              Sequentially
            Exhibit                                             Numbered
            Number      Document Description                     Page

             1.1        Form of Underwriting Agreement.**

             1.2        Form of Sales Agency Agreement.**

             1.3        Form of Distribution Agreement.**

             3.1 Composite Copy of the Certificate of Incorporation of the Company, as amended. Incorporated by reference to
                        Exhibit 3.1 to the Quarterly  Report on
                        Form 10-Q of Fox for the quarter  ended
                        June 30, 1995.

             3.2        By-Laws  of  the  Company,  as amended.
                        Incorporated  by  reference to  Exhibit
                        3.2 to the Quarterly Report on Form 10-
                        Q for the quarter ended June 30, 1995.

             3.3        Articles  of  Association   of  Finance
                        dated March 4, 1996.*

             4.1        Form  of  Indenture  for  Senior   Debt
                        Securities.*

             4.2        Form of Senior Debt Security.**

             4.3        Form   of  Indenture  for  Subordinated
                        Securities.*

             4.4        Form of Subordinated Debt Security.**

             4.5        Form of Indenture for Senior Guaranteed
                        Debt Securities.*

             4.6        Form   of    Senior   Guaranteed   Debt
                        Securities.**

             4.7        Form  of  Indenture   for  Subordinated
                        Guaranteed Debt Securities.*

             4.8        Form  of  Subordinated Guaranteed  Debt
                        Security.**

             4.9        Form of Certificate of Designations of Preferred
                        Stock.*

             4.10       Form  of Stock Certificate of the Class
                        A Common Stock.*

             4.11       Form of  Stock Certificate of the Class
                        B Common Stock.*

             4.12       Form of Deposit Agreement.*

             4.13       Form of Depositary Receipt.*

             5          Opinion  of  Jones,  Walker,  Waechter,
                        Poitevent,  Carrere  & Denegre, L.L.P.,
                        as to the legality of the Securities.*

            12          Statement re computation of ratios.*

            23.1        Consent of Arthur Andersen LLP.*

            23.2        Consent  of  Jones,  Walker,  Waechter,
                        Poitevent,  Carrere  & Denegre,  L.L.P.
                        included as part of Exhibit 5.*

            23.3        Consent of Independent Mining Consultants, Inc.*

            24          Powers of Attorney.*

            25.1 Statement of Eligibility of Trustee on Form T-1 with respect to Senior Debt Securities.**

            25.2 Statement of Eligibility of Trustee on Form T-1 with respect to Subordinated Debt Securities.**

            25.3        Statement  of Eligibility of Trustee  on  Form  T-1
                        with   respect    to    Senior    Guaranteed   Debt
                        Securities.**

            25.4        Statement  of Eligibility of Trustee  on  Form  T-1
                        with  respect   to   Subordinated  Guaranteed  Debt
                        Securities.**

            ____________________
             *          Filed herewith.
            **          To   be   filed   by  amendment   or   subsequently
                        incorporated herein.